[Company Logo]                                                      Exhibit 99.1




                                                           FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


CONTACTS:                               PORTER, LE VAY & Rose, Inc.

Mark L. Weinstein                       Linda Decker, VP - Investor Relations
President & Chief Executive Officer     Christian Pflaumer, VP - Media Relations
Tel: (267) 757-3039                     Jeff Myhre, VP - Editorial
                                        Tel: (212) 564-4700
Ted I. Kaminer
Chief Financial Officer
Tel: (267) 757-3189


        BIO-IMAGING TECHNOLOGIES' THIRD QUARTER SERVICE REVENUE RISES 25%

                      OPERATING MARGIN CONTINUES TO IMPROVE

NEWTOWN, PA, NOVEMBER 5, 2003 - Bio-Imaging Technologies, Inc. ("Bio-Imaging") (AMEX: BIT) today announced its financial results for the third quarter and nine months ended September 30, 2003.

Total revenue for the third quarter of 2003 reached $6.3 million, up 16.5% from $5.4 million in the third quarter of 2002. Service revenues, which management believes is the key revenue component to measure the Company's topline performance, increased 25% to $5.5 million in the third quarter of 2003, from $4.4 million in the third quarter of 2002. Rising service revenues reflect an increase in the dollar value of projects, resulting from the overall market growth for medical imaging-related services for clinical trials and what the Company believes to be its increasing market share.

Bio-Imaging's results for the third quarter of 2003 reflect 143 distinct projects with 62 clients, versus 144 distinct projects with 61 clients in the third quarter of 2002. Service revenue increased 25% while the number of projects remained relatively the same. This is primarily due to the sales and marketing efforts being focused on larger clinical trials.

Operating income for the third quarter of 2003 increased to $620,000, or 9.8% of total revenues, as compared to $528,000, or 9.7% of total revenues, in the prior year's third quarter and, sequentially, an increase from $512,000, or 8.3% of sales, in the second quarter of 2003.

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Income before income tax for the third quarter of 2003 increased 19% to $589,000 from $497,000 in the third quarter of 2002. The Company recorded an income tax provision of $62,000 in the third quarter of 2003 as compared to an income tax provision of $85,000 in the third quarter of 2002.

Net income increased to $527,000, or $0.05 earnings per diluted share, in the third quarter of 2003 as compared to $412,000, or $0.04 earnings per diluted share, during the third quarter of 2002.

The Company's backlog increased to $40.2 million in the third quarter of 2003, up from $33.1 million during the third quarter of 2003, and from $37.9 million in the second quarter of this year.

Mark L. Weinstein, President and Chief Executive Officer of Bio-Imaging, said "We were pleased to achieve a record level of operating income and to improve operating margins to 9.8% of total revenues while fully absorbing into our cost structure the management and infrastructure improvements we made during the latter part of 2002 and the beginning of 2003 to position the Company for continued growth."

Weinstein also said, "We were pleased to report record levels of service revenue during this quarter and to have achieved our 13th consecutive profitable quarter. We continue to be pleased with growth in our marketplace and our ability to capture this growth."

He continued, "During this period, we have taken proactive steps to increase the financial strength of the Company. To that end, we raised $10.8 million through the sale of common stock in September. C.E. Unterberg Tobin and Emerging Growth Equities served as co-placement agents for the private financing. Our core business remains cash-flow positive, and we saw this as an appropriate time to strengthen our balance sheet and broaden our institutional investor base."

Weinstein added, "Bio-Imaging's consistently solid results do not stem from one factor. Instead, we have focused our attention on continuously improving and executing many seemingly minor but necessary 'right' things. By blending these things into a cohesive whole we continue to build our enterprise value and strengthen our financial position."

"For example, we maintain close contact with the FDA to be certain that we provide our clients with the products and services that will ensure proper and expeditious review of their submissions. We have fully integrated the operations from the Intelligent Imaging acquisition and consolidated our U.S. operations into a single office. We successfully completed a private placement of our common stock to strengthen the Company's financial position. We have added some managerial talent to help take us to the next level in our business. We moved into larger offices in Leiden, the Netherlands, thereby expanding our resources and capabilities in Europe."

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He also said, "Each of these on its own is a minor development.  We believe that the whole is greater than the sum of its parts, and, what we have done is created, step-by-step, a Company that is well-positioned to seize whatever opportunities come our way in the growing medical imaging market."

Weinstein concluded, "We are pleased that our third quarter service revenue increased 25% year over year and that operating margin improved to 9.8% of total revenue. As we look to the remainder of 2003, we anticipate our total revenues for 2003 to be in the range of $24 - $26 million and diluted earnings per share to be in the range of $0.15 to $0.16 per share. As we previously indicated, for 2004, we expect total revenue growth in excess of 20% and earnings per share growth in excess of 30%."

Service revenues for the nine months ended September 30, 2003 increased 26% to $15.9 million from $12.6 million in the same prior-year period. Again, that performance was due to the previously discussed increase in the dollar volume of projects and the Company's strengthened market position.

Income before income tax increased to $1.4 million during the nine months ended September 30, 2003, from $1.2 million during the comparable period in 2002. Income tax provision increased to $296,000 for the first nine months of 2003 as compared to $157,000 for the first nine months of 2002. Net income for the nine months ended September 30, 2003 was $1.1 million, or $0.11 earnings per diluted share, as compared to $1.0 million, or $0.11 earnings per diluted share, during the comparable period in 2002.

Bio-Imaging's   2003   nine-month   results  were   generated  from  68  clients
encompassing 167 distinct projects, compared with 65 clients encompassing 173 distinct projects for the nine months ended September 30, 2002.

CONFERENCE CALL
Mr. Weinstein, Dr. David Nowicki, the Company's Chairman, and Ted Kaminer, the Company's Chief Financial Officer, will host a conference call today at 2:30 p.m. EST to discuss the Company's financial results and achievements. Those who wish to participate in the conference call may telephone (888) 335-6674 approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioimaging.com/assets/investor.html. A digital replay will be available
    ---------------------------------------
by telephone for two weeks and may be accessed by dialing (877) 519-4471, from the U.S., or (973) 341-3080, for international callers, and entering PIN
#4279647. A replay will also be available on the Company's website for two weeks.


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                               ABOUT BIO-IMAGING
Bio-Imaging Technologies, Inc. is a healthcare contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. Bio-Imaging serves its clients on a global basis through its US Core Lab (Newtown, PA), European Core Lab (Leiden, The Netherlands) and US Business Offices (Massachusetts and California).


Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates made by management with respect to the Company's critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



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                 BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (unaudited)

                      (In thousands, except per share data)


                        For the Three Months Ended     For the Nine Months Ended
                        --------------------------     -------------------------
                             09/30/03   09/30/02        09/30/03     09/30/02
                             --------   --------        --------     --------

Service revenues                5,462      4,368          15,923       12,626
Reimbursement revenues            876      1,074           2,289        2,616
                             --------   --------        --------     --------
Total revenues               $  6,338   $  5,442        $ 18,212     $ 15,242
                             --------   --------        --------     --------

Costs and Expenses:
 Cost of revenues               4,170      3,824          12,246       10,776
 General & admin. expenses      1,027        678           2,938        1,960
 Sales & marketing expenses       521        412           1,502        1,268
                             --------   --------        --------     --------
    Total cost and expenses     5,718      4,914          16,686       14,004
                             --------   --------        --------     --------
Income from operations            620        528           1,526        1,238

Interest expense - net             31         31             101           81
                             --------   --------        --------     --------
Income before taxes               589        497           1,425        1,157
Income tax provision               62         85             296          157
                             --------   --------        --------     --------
Net income                        527        412           1,129        1,000
                             ========   ========        ========     ========

Basic Earning per share      $   0.06   $   0.05        $   0.13     $   0.12
                             ========   ========        ========     ========

Weighted average number
of shares - basic               9,132      8,395           8,806        8,341

Diluted earnings per share   $   0.05   $   0.04        $   0.11     $   0.11
                             ========   ========        ========     ========

Weighted average number of
shares - diluted               10,782      9,785          10,309        9,589

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                           Consolidated Balance Sheets
                                 (In thousands)

                                     ASSETS


                                    September 30, 2003         December 31, 2002
                                    ------------------         -----------------
                                       (unaudited)
Current assets:
  Cash and cash equivalents            $  13,278                    $  2,563
  Accounts receivable                      4,955                       3,928
  Prepaid expenses and other
  current assets                             479                         399
Deferred income taxes                        113                         364
                                       ---------                    --------
    Total current assets                  18,825                       7,254

Property & equipment net                   4,368                       3,611
Other assets                                 541                         575
                                       ---------                    --------
    Total assets                       $  23,734                    $ 11,440
                                       =========                    ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                     $     840                    $    660
  Accrued expenses and
  other current liabilities                1,796                       1,364
  Deferred revenue                         3,941                       3,265
  Current maturities of long-term
  debt and capital lease obligations         635                         585
                                       ---------                    --------
    Total current liabilities              7,212                       5,874
Long-term debt and capital lease
obligations                                1,080                       1,379
Other liability                               --                         568
                                       ---------                    --------
    Total liabilities                      8,292                       7,821

Stockholders' equity:
  Common stock -                               3                           2
  Additional paid-in capital              20,098                       9,405
  Accumulated deficit                     (4,659)                     (5,788)
                                       ---------                    --------
    Total stockholders' equity            15,442                       3,619
                                       ---------                    --------

    Total liabilities &
    stockholders' equity               $  23,734                    $ 11,440
                                       =========                    ========

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                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                      For the Nine Months Ended
                                                                       9/30/03          9/30/02
                                                                       -------          -------
Cash flows from operating activities:
 Net income                                                              1,129            1,000
 Adjustments to reconcile net income to net cash provided by
  Operating activities:
   Depreciation and amortization                                           769              603
   Changes in operating assets and liabilities:
     Increase in accounts receivable                                    (1,027)            (373)
     Increase in prepaid expenses and other current assets                 (81)            (220)
     Decrease in deferred income taxes                                     251               --
     Decrease (increase) in other assets                                    35             (133)
     Increase (decrease) in accounts payable                               180             (214)
     Increase in accrued expenses and other current liabilities            531              644
     Increase in deferred revenue                                          676            1,519
                                                                      --------        ---------
     Net cash provided by operating activities                        $  2,463        $   2,826
                                                                      --------        ---------

Cash flows from investing activities:
 Purchases of property and equipment                                    (1,278)            (839)
                                                                      --------        ---------
     Net cash used in investing activities                            $ (1,278)       $    (839)
                                                                      --------        ---------

Cash flows from financing activities:
 Payments under equipment lease obligations                               (472)            (213)
 Payments under promissory note                                           (125)            (125)
 Proceeds from exercise of stock options                                   253              112
 Net proceeds from private placement                                     9,874               --
                                                                      --------        ---------
     Net cash provided by (used in) financing activities              $  9,530        $    (226)
                                                                      --------        ---------

Net increase in cash and cash equivalents                               10,715            1,761
Cash and cash equivalents at beginning of period                         2,563              500
                                                                      --------        ---------

Cash and cash equivalents at end of period                            $ 13,278        $   2,261
                                                                      ========        =========

Supplemental schedule of noncash investing and financing
activities:
 Equipment purchased under capital lease obligations                  $    248        $   1,016

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